UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 7, 2016

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

_____________________________________

Minnesota     41-0268370

(State or other jurisdiction of incorporation)      (IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated With Exit Or Disposal Activities.

On December 7, 2016, H.B. Fuller Company (the “Company”) approved a restructuring plan (the “Plan”) related to organizational changes and other actions to optimize operations. In implementing the Plan, the Company currently expects to incur costs of approximately $17 million to $20 million ($13 million to $16 million after-tax) which includes (i) cash expenditures of approximately $13 million ($11 million after-tax) for severance and related employee costs globally and (ii) $4 million to $7 million ($3 million to $5 million after-tax) related to the optimization of production facilities, streamlining of processes and accelerated depreciation of long-lived assets. Approximately $15 million to $16 million ($12 million to $13 million after-tax) of the costs are expected to be cash costs. The Plan will be implemented beginning in the first quarter of fiscal year 2017 and is currently expected to be completed by mid-year of fiscal 2018. The restructuring costs will be spread across the next several quarters as the measures are implemented with the majority of the costs occurring in fiscal 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY
By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: December 9, 2016